UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   22-January- 2008

PSI Corporation
(Exact name of registrant as specified in its charter)

State	File number	ID Number
Nevada	0000888702	88-0270266

Address here	Zip code here
7222 Commerce Center Dr. Suite 240 Colorado Springs, CO	80919

Registrant’s telephone number, including area code:   (719) 359-5533

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)
PSI Corporation (the “Company”) previously engaged Lopez, Blevins, Bork & Associates, LLP (currently known as LBB & Associates, Ltd., LLP) as principal accountant to audit the registrant’s financial statements.  By decision of the Board of Directors, LBB & Associates, Ltd., LLP was dismissed by the Company in August 2006, and there were no disputes or disagreements with the former auditor.  Further, the principal accountant's report on the financial statements for the prior two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, except that the opinion included an explanatory paragraph related to the Company as a going concern.. Exhibit 16.1.2 is a confirming letter from LBB & Associates, Ltd., LLP with a current date in 2008 reconfirming the pronouncements therein. LBB & Associates, Ltd., LLP was replaced by Gruber & Company LLC, who became principal accountant to audit the registrant’s financial statements.  This decision was approved by the Board of Directors.  In November 2006, Gruber & Company LLC resigned as principal account to audit the registrant’s financial statements, and there were no disputes or disagreements with the former auditor.  Further, the principal accountant's report on the financial statements for the prior two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. Gruber & Co did not issue an audit report. Exhibit 16.1.3 is the required letter from Gruber & Company LLC regarding their resignation to the Commission

(b)
 In July 2007, PSI Corporation (the “Company”) engaged Rosenberg, Rich, Baker & Berman as the principal accountant to audit its financial statements.  Prior to such date, the Company did not consult with Rosenberg, Rich, Baker & Berman regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Rosenberg, Rich, Baker & Berman or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.  The decision to engage Rosenberg, Rich, Baker & Berman was made by the Board of Directors of the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit 16.1.2 Letter by LBB & Associates Ltd.

Exhibit 16.1.3 Letter by Gruber & Company LLC

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008
PSI Corporation

	By:	/s/ David Foni
		Name:	David Foni
		Title:	Chief Executive Officer